As filed with the Securities and Exchange Commission on August 4, 1997
                                                     Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             WESTPOINT STEVENS INC.

             (Exact Name of Registrant as Specified in its Charter)

     DELAWARE                                                36-3498354

(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000

               (Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                          RETIREMENT SAVINGS VALUE PLAN
                     FOR EMPLOYEES OF WESTPOINT STEVENS INC.

                              (Full Title of Plan)

                             HOLCOMBE T. GREEN, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             WESTPOINT STEVENS INC.
                              507 WEST TENTH STREET
                            WEST POINT, GEORGIA 31833
                                 (706) 645-4000

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:

                             HOWARD CHATZINOFF, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                   Proposed Maximum       Proposed Maximum
  Title of Each Class of Securities to        Amount to be        Offering Price Per     Aggregate Offering         Amount of
              be Registered                   Registered(1)            Share(2)               Price(2)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Shares, par value $0.01 per
share                                        800,000 shares             $37.56               $30,050,000            $9,106.06
====================================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the shares as reported by the NASDAQ National Market System, the automated quotation system of the National Association of Securities Dealers, Inc. on August 1, 1997.

================================================================================

                                EXPLANATORY NOTE


                  This Registration Statement registers 800,000 additional common shares of WestPoint Stevens Inc. (the "Company"), par value $.01 per share (the "Common Stock"), for issuance in connection with the Company's Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. The contents of an earlier Registration Statement on Form S-8 in respect of the Company, as filed with the Securities and Exchange Commission on October 28, 1994, Registration No. 33-85718, are hereby incorporated by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on this 4th day of August 1997.


                                   WESTPOINT STEVENS INC.

                                   By: /s/ Holcombe T. Green, Jr.
                                       -----------------------------------------
                                     Name: Holcombe T. Green, Jr.
                                     Title:Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Holcombe T. Green, Jr., Morgan
M. Schuessler and Christopher N. Zodrow or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                        Title                     Date
         ---------                        -----                     ----

 /s/ Holcombe T. Green, Jr.    Chairman of the Board and        August 4, 1997
-----------------------------
Holcombe T. Green, Jr.         Chief Executive Officer
                               (principal executive officer)

 /s/ Morgan M. Schuessler      Executive Vice                   August 4, 1997
-----------------------------
Morgan M. Schuessler           President/Finance and Chief
                               Financial Officer (principal
                               financial officer)

 /s/ Joseph L. Jennings, Jr.   Vice Chairman of the Board       August 4, 1997
------------------------------
Joseph L. Jennings, Jr.


 /s/ J. Nelson Griffith        Controller (principal            August 4, 1997
------------------------------
J. Nelson Griffith             accounting officer)


 /s/ M. Katherine Dwyer               Director                  August 4, 1997
-----------------------------
M. Katherine Dwyer


 /s/ John G. Hudson                   Director                  August 4, 1997
------------------------------
John G. Hudson

 /s/ Charles W. McCall                Director                  August 4, 1997
------------------------------
Charles W. McCall


 /s/ Douglas T. McClure, Jr.          Director                  August 4, 1997
------------------------------
Douglas T. McClure, Jr.


 /s/ Gerald B. Mitchell               Director                  August 4, 1997
------------------------------
Gerald B. Mitchell


 /s/ John F. Sorte                    Director                  August 4, 1997
------------------------------
John F. Sorte


 /s/ Phillip Siegel                   Director                  August 4, 1997
------------------------------
Phillip Siegel

                                  EXHIBIT INDEX


EXHIBIT NO.                         DESCRIPTION                         PAGE NO.
-----------                         -----------                         --------

   4(a)   -    Restated Certificate of Incorporation of the Company, as
               amended, filed as Exhibit 3.3 to the Company's Post-
               Effective Amendment No. 1 to the Registration Statement on Form S-1 (Commission File No. 33-77726), filed on
               May 19, 1994 (incorporated by reference).

   4(b)   -    Amended and Restated By-laws of the Company, as amended
               and restated, filed as Exhibit 3.4 to the Company's Post-
               Effective Amendment No. 1 to the Registration Statement on
               Form S-1 (Commission File No. 33-77726), filed on May 19, 1994
               (incorporated by reference).

   5      -    Opinion and Consent of Counsel of WestPoint Stevens Inc.

   23(a)  -    Consent of Ernst & Young LLP.

   23(b)  -    Consent of Counsel of WestPoint Stevens Inc. (included in
               Exhibit 5).

   24     -    Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).

                                                                 Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


                    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 800,000 shares under the Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. of our report dated February 5, 1997, with respect to the consolidated financial statements of WestPoint Stevens Inc. included in its Annual Report (Form 10-K and Form 10-K/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                          /s/ ERNST & YOUNG LLP
                                                              -----------------
                                                              ERNST & YOUNG LLP


Columbus, Georgia
July 31, 1997

                                                                     Exhibit 5

                                                     August 4, 1997



WestPoint Stevens Inc.
507 West Tenth Street
West Point, Georgia  31833

Gentlemen:

                  I have acted as counsel to WestPoint Stevens Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of up to 800,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), pursuant to the Company's Retirement Savings Value Plan for Employees of WestPoint Stevens Inc. (the "Retirement Savings Value Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

                  In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

                  Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable pursuant to the Retirement Savings Value Plan will be, when issued and paid for in accordance with the Retirement Savings Value Plan, validly issued, fully paid and nonassessable.

                  The opinion herein is limited to the corporate laws of the State of Delaware, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                  I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself in the Prospectus which is part of said Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock under the securities (or "blue sky") laws of such states.

                  This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent except as noted above.

                                                     Very truly yours,


                                                  /s/ Christopher N. Zodrow
                                                      --------------------------
                                                      Christopher N. Zodrow